NXP Semiconductors Reports Third Quarter 2023 Results

EINDHOVEN, The Netherlands, November 6, 2023 – NXP Semiconductors N.V. (NASDAQ: NXPI) today reported financial results for the third quarter, ended October 1, 2023.

“NXP delivered quarterly revenue of $3.43 billion, $34 million above the midpoint of guidance. Revenue trends in our Mobile, Industrial & IoT and Automotive end-markets all performed in-line or better than anticipated, while our Communication Infrastructure & Other end market was slightly below our expectations. The combination of our third quarter results, and the mid-point of our fourth quarter guidance indicates revenue for the full year 2023 will be flat versus 2022 in a challenging and cyclical market environment,” said Kurt Sievers, NXP President and Chief Executive Officer.

Key Highlights for the Third Quarter 2023:
•Revenue was $3.43 billion, down 0.3 percent year-on-year;
•GAAP gross margin was 57.2 percent, GAAP operating margin was 28.9 percent and GAAP diluted Net Income per Share was $3.01;
•Non-GAAP gross margin was 58.5 percent, non-GAAP operating margin was 35.0 percent, and non-GAAP diluted Net Income per Share was $3.70;
•Cash flow from operations was $988 million, with net capex investments of $200 million, resulting in non-GAAP free cash flow of $788 million;
•During the third quarter of 2023, NXP continued to execute its capital return policy with the payment of $262 million in cash dividends, and the repurchase of $306 million of its common shares. The total capital return of $568 million in the quarter represented 72 percent of third quarter non-GAAP free cash flow. The interim dividend for the third quarter 2023 was paid in cash on October 5, 2023 to shareholders of record as of September 13, 2023. Subsequent to the end of the third quarter, between October 2, 2023 and November 3, 2023, NXP executed via a 10b5-1 program additional share repurchases totaling $124 million;
•On August 4, 2023, Semiconductor industry players Bosch, Infineon, Nordic Semiconductor, NXP, and Qualcomm Technologies, announced the planned formation of a joint-venture aimed at advancing the adoption of RISC-V globally;
•On August 8, 2023, TSMC, Bosch, Infineon, and NXP announced the planned formation of a joint venture European Semiconductor Manufacturing Company (ESMC) GmbH, in Dresden, Germany to provide advanced semiconductor manufacturing services predominantly to the automotive and industrial sectors. The planned 300mm fab joint venture will be 70% owned by TSMC, with Bosch, Infineon, and NXP each holding 10% equity stake; and
•On September 19, 2023 NXP announced it is strengthening its European research and development (R&D) through grants to be provided via the 2nd Important Project of Common European Interest on Microelectronics and Communication Technologies (IPCEI ME/CT). Dedicated NXP teams across Austria, Germany, the Netherlands and Romania will drive innovation including 5nm design for the Software Defined Vehicle, radar and battery management systems in automotive, and Ultra-Wideband as well as artificial intelligence (AI), RISC-V and post-quantum cryptography.

Summary of Reported Third Quarter 2023 ($ millions, unaudited) (1)

	Q3 2023	Q2 2023	Q3 2022	Q - Q	Y - Y
Total Revenue	$3,434	$3,299	$3,445	4%	—%
GAAP Gross Profit	$1,965	$1,881	$1,967	4%	—%
Gross Profit Adjustments (i)	$(45)	$(45)	$(32)
Non-GAAP Gross Profit	$2,010	$1,926	$1,999	4%	1%
GAAP Gross Margin	57.2%	57.0%	57.1%
Non-GAAP Gross Margin	58.5%	58.4%	58.0%
GAAP Operating Income (Loss)	$992	$937	$1,001	6%	-1%
Operating Income Adjustments (i)	$(211)	$(218)	$(270)
Non-GAAP Operating Income	$1,203	$1,155	$1,271	4%	-5%
GAAP Operating Margin	28.9%	28.4%	29.1%
Non-GAAP Operating Margin	35.0%	35.0%	36.9%
GAAP Net Income (Loss) attributable to Stockholders	$787	$698
Net Income Adjustments (i)	$(178)	$(198)
Non-GAAP Net Income (Loss) Attributable to Stockholders	$965	$896
GAAP diluted Net Income (Loss) per Share	$3.01	$2.67
Non-GAAP diluted Net Income (Loss) per Share	$3.70	$3.43

Additional information
	Q3 2023	Q2 2023	Q3 2022	Q - Q	Y - Y
Automotive	$1,891	$1,866	$1,804	1%	5%
Industrial & IoT	$607	$578	$713	5%	-15%
Mobile	$377	$284	$410	33%	-8%
Comm. Infra. & Other	$559	$571	$518	-2%	8%
DIO	134	137	99
DPO (ii)	60	63	69
DSO	25	29	27
Cash Conversion Cycle	99	103	57
Channel Inventory (months)	1.5	1.6	1.6
Gross Financial Leverage (iii)	2.1x	2.1x	2.1x
Net Financial Leverage (iv)	1.3x	1.3x	1.4x
1.Additional Information for the Third Quarter 2023:
i.For an explanation of GAAP to non-GAAP adjustments, please see “Non-GAAP Financial Measures”.
ii.We have reclassified certain amounts related to customer programs previously presented in “Accounts Payable” to “Other current liabilities” to conform to current period presentation. The impact of the reclassification on DPO (decreasing impact) and CCC (increasing impact) was 27 days for the third quarter of 2022.
iii.Gross financial leverage is defined as gross debt divided by trailing twelve months adjusted EBITDA.
iv.Net financial leverage is defined as net debt divided by trailing twelve months adjusted EBITDA.
v.Weighted average number of diluted shares for the three-month period ended October 1, 2023 was 261.1 million.

Guidance for the Fourth Quarter 2023: ($ millions, except Per Share data) (1)

	Guidance Range
	GAAP			Reconciliation	non-GAAP
	Low	Mid	High		Low	Mid	High
Total Revenue	$3,300	$3,400	$3,500		$3,300	$3,400	$3,500
Q-Q	-4%	-1%	2%		-4%	-1%	2%
Y-Y	—%	3%	6%		—%	3%	6%
Gross Profit	$1,866	$1,941	$2,017	$(48)	$1,914	$1,989	$2,065
Gross Margin	56.5%	57.1%	57.6%		58.0%	58.5%	59.0%
Operating Income (loss)	$928	$993	$1,059	$(211)	$1,139	$1,204	$1,270
Operating Margin	28.1%	29.2%	30.3%		34.5%	35.4%	36.3%
Financial Income (expense)	$(77)	$(77)	$(77)	$(8)	$(69)	$(69)	$(69)
Tax rate	15.5%-16.5%				15.5%-16.5%
NCI & Other	$(9)	$(9)	$(9)	$(3)	$(6)	$(6)	$(6)
Shares - diluted	260.0	260.0	260.0		260.0	260.0	260.0
Earnings Per Share - diluted	$2.71	$2.92	$3.13		$3.44	$3.65	$3.86

Note (1) Additional Information:

1.GAAP Gross Profit is expected to include Purchase Price Accounting (“PPA”) effects, $(13) million; Share-based Compensation, $(14) million; Other Incidentals, $(21) million;
2.GAAP Operating Income (loss) is expected to include PPA effects, $(77) million; Share-based Compensation, $(106) million; Restructuring and Other Incidentals, $(28) million;
3.GAAP Financial Income (expense) is expected to include Other financial expense $(8) million;
4.GAAP Non-Controlling Interest (NCI) and Other includes non-controlling interest $(6) million and Other $(3) million;
5.GAAP diluted EPS is expected to include the adjustments noted above for PPA effects, Share-based Compensation, Restructuring and Other Incidentals in GAAP Operating Income (loss), the adjustment for Other financial expense, the adjustment for Non-controlling interest & Other and the adjustment on Tax due to the earlier mentioned adjustments.

NXP has based the guidance included in this release on judgments and estimates that management believes are reasonable given its assessment of historical trends and other information reasonably available as of the date of this release. Please note, the guidance included in this release consists of predictions only, and is subject to a wide range of known and unknown risks and uncertainties, many of which are beyond NXP's control. The guidance included in this release should not be regarded as representations by NXP that the estimated results will be achieved. Actual results may vary materially from the guidance we provide today. In relation to the use of non-GAAP financial information see the note regarding "Non-GAAP Financial Measures" below. For the factors, risks, and uncertainties to which judgments, estimates and forward-looking statements generally are subject see the note regarding "Forward-looking Statements." We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Non-GAAP Financial Measures

In managing NXP's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures, that are not in accordance with, nor an alternative to, U.S. generally accepted accounting principles (“GAAP”). In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP's underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.

These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual. Reconciliations of these non-GAAP measures to the most comparable measures calculated in accordance with GAAP are provided in the financial statements portion of this release in a schedule entitled “Financial Reconciliation of GAAP to non-GAAP Results (unaudited).” Please refer to the NXP Historic Financial Model file found on the Financial Information page of the Investor Relations section of our website at https://investors.nxp.com for additional information related to our rationale for using these non-GAAP financial measures, as well as the impact of these measures on the presentation of NXP's operations.

In addition to providing financial information on a basis consistent with GAAP, NXP also provides the following selected financial measures on a non-GAAP basis: (i) Gross profit, (ii) Gross margin, (iii) Research and development, (iv) Selling, general and administrative, (v) Amortization of acquisition-related intangible assets, (vi) Other income, (vii) Operating income (loss), (viii) Operating margin, (ix) Financial Income (expense), (x) Income tax benefit (provision), (xi) Results relating to equity-accounted investees, (xii) Net income (loss) attributable to stockholders, (xiii) Earnings per Share - Diluted, (xiv)

EBITDA, adjusted EBITDA and trailing 12 month adjusted EBITDA, and (xv) free cash flow, trailing 12 month free cash flow and trailing 12 month free cash flow as a percent of Revenue. The non-GAAP information excludes, where applicable, the amortization of acquisition related intangible assets, the purchase accounting effect on inventory and property, plant and equipment, merger related costs (including integration costs), certain items related to divestitures, share-based compensation expense, restructuring and asset impairment charges, extinguishment of debt, foreign exchange gains and losses, income tax effect on adjustments described above and results from equity-accounted investments.

The difference in the benefit (provision) for income taxes between our GAAP and non-GAAP results relates to the income tax effects of the GAAP to non-GAAP adjustments that we make and the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).
Conference Call and Webcast Information
The company will host a conference call with the financial community on Tuesday, November 7, 2023 at 8:00 a.m. U.S. Eastern Daylight Time (EDT) to review the third quarter 2023 results in detail.

Interested parties may preregister to obtain a user-specific access code for the call here.

The call will be webcast and can be accessed from the NXP Investor Relations website at www.nxp.com. A replay of the call will be available on the NXP Investor Relations website within 24 hours of the actual call.

About NXP Semiconductors

NXP Semiconductors N.V. (NASDAQ: NXPI) brings together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. As a world leader in secure connectivity solutions for embedded applications, NXP is pushing boundaries in the automotive, industrial & IoT, mobile, and communication infrastructure markets while delivering solutions that advance a more sustainable future. Built on more than 60 years of combined experience and expertise, the company has approximately 34,500 team members in more than 30 countries and posted revenue of $13.21 billion in 2022. Find out more at www.nxp.com.

Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP's established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP's debt service and research and development and capital investment requirements; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers to meet demand; our access to production capacity from third-party outsourcing partners, and any events that might affect their business or NXP’s relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and to successfully cooperate with our alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities, civil unrest and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; and, the ability to maintain good relationships with NXP's suppliers. In case tax laws change, this could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry and NXP’s market and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and NXP's market and business segments may develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors:                                    Media:
Jeff Palmer                                    Jacey Zuniga
jeff.palmer@nxp.com                                jacey.zuniga@nxp.com
+1 408 518 5411                                    +1 512 895 7398

NXP-CORP

NXP Semiconductors
Table 1: Condensed consolidated statement of operations (unaudited)

($ in millions except share data)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022

Revenue	$3,434	$3,299	$3,445
Cost of revenue	(1,469)	(1,418)	(1,478)
Gross profit	1,965	1,881	1,967
Research and development	(601)	(589)	(548)
Selling, general and administrative	(294)	(274)	(289)
Amortization of acquisition-related intangible assets	(71)	(81)	(131)
Total operating expenses	(966)	(944)	(968)
Other income (expense)	(7)	—	2
Operating income (loss)	992	937	1,001
Financial income (expense):
Extinguishment of debt	—	—	—
Other financial income (expense)	(75)	(74)	(98)
Income (loss) before income taxes	917	863	903
Benefit (provision) for income taxes	(123)	(158)	(149)
Results relating to equity-accounted investees	(2)	(1)	(4)
Net income (loss)	792	704	750
Less: Net income (loss) attributable to non-controlling interests	5	6	12
Net income (loss) attributable to stockholders	787	698	738

Earnings per share data:
Net income (loss) per common share attributable to stockholders in $
Basic	$3.06	$2.69	$2.81
Diluted	$3.01	$2.67	$2.79

Weighted average number of shares of common stock outstanding during the period (in thousands):
Basic	257,488	259,160	262,180
Diluted	261,095	261,303	264,705

NXP Semiconductors
Table 2: Condensed consolidated balance sheet (unaudited)

($ in millions)	As of
	October 1, 2023	July 2, 2023	October 2, 2022
ASSETS
Current assets:
Cash and cash equivalents	$4,042	$3,863	$3,759
Accounts receivable, net	939	1,061	1,012
Inventories, net	2,140	2,107	1,581
Other current assets	495	416	351
Total current assets	7,616	7,447	6,703

Non-current assets:
Other non-current assets	2,236	2,136	1,940
Property, plant and equipment, net	3,197	3,152	2,971
Identified intangible assets, net	1,010	1,110	1,417
Goodwill	9,937	9,950	9,909
Total non-current assets	16,380	16,348	16,237

Total assets	23,996	23,795	22,940

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable 1)	959	967	1,114
Restructuring liabilities-current	16	23	8
Other current liabilities 1)	1,990	2,096	2,097
Short-term debt	999	999	—
Total current liabilities	3,964	4,085	3,219

Non-current liabilities:
Long-term debt	10,173	10,171	11,162
Restructuring liabilities	3	8	12
Deferred tax liabilities	44	40	39
Other non-current liabilities	1,014	1,014	1,123
Total non-current liabilities	11,234	11,233	12,336

Non-controlling interests	310	305	279
Stockholders’ equity	8,488	8,172	7,106
Total equity	8,798	8,477	7,385

Total liabilities and equity	23,996	23,795	22,940

1)
We have reclassified $420 million as of October 2, 2022 related to customer programs previously presented in “Accounts payable” to “Other current liabilities” to conform to current period presentation.

NXP Semiconductors
Table 3: Condensed consolidated statement of cash flows (unaudited)

($ in millions)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022
Cash flows from operating activities:
Net income (loss)	$792	$704	$750
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	273	281	321
Share-based compensation	103	102	89
Amortization of discount (premium) on debt, net	1	—	1
Amortization of debt issuance costs	2	2	2
Net (gain) loss on sale of assets	—	(1)	(1)
Results relating to equity-accounted investees	2	1	4
(Gain) loss on equity securities, net	4	(6)	2
Deferred tax expense (benefit)	(33)	(75)	(98)
Changes in operating assets and liabilities:
(Increase) decrease in receivables and other current assets	40	(20)	(54)
(Increase) decrease in inventories	(34)	(129)	(119)
Increase (decrease) in accounts payable and other liabilities	(128)	(144)	275
(Increase) decrease in other non-current assets	(49)	33	(37)
Exchange differences	5	5	1
Other items	10	3	8
Net cash provided by (used for) operating activities	988	756	1,144

Cash flows from investing activities:
Purchase of identified intangible assets	(42)	(51)	(50)
Capital expenditures on property, plant and equipment	(200)	(201)	(282)
Proceeds from the disposals of property, plant and equipment	—	1	1
Purchase of interests in businesses, net of cash acquired	—	—	(22)
Purchase of investments	(31)	(4)	(7)
Proceeds from the sale of investments	—	—	—
Net cash provided by (used for) investing activities	(273)	(255)	(360)

Cash flows from financing activities:
Dividends paid to common stockholders	(262)	(264)	(223)
Proceeds from issuance of common stock through stock plans	36	1	30
Purchase of treasury shares and restricted stock unit withholdings	(306)	(302)	(366)
Other, net	(1)	—	—
Net cash provided by (used for) financing activities	(533)	(565)	(559)

Effect of changes in exchange rates on cash positions	(3)	(3)	(11)
Increase (decrease) in cash and cash equivalents	179	(67)	214
Cash and cash equivalents at beginning of period	3,863	3,930	3,545
Cash and cash equivalents at end of period	4,042	3,863	3,759

Net cash paid during the period for:
Interest	38	86	39
Income taxes, net of refunds	165	239	160
Net gain (loss) on sale of assets:
Cash proceeds from the sale of assets	—	1	1
Non-cash investing activities:
Non-cash capital expenditures	167	165	176

NXP Semiconductors
Table 4: Financial Reconciliation of GAAP to non-GAAP Results (unaudited)

($ in millions)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022
Revenue	$3,434	$3,299	$3,445
GAAP Gross Profit	$1,965	$1,881	$1,967
PPA Effects	(13)	(14)	(15)
Share-based compensation	(14)	(13)	(12)
Other incidentals	(18)	(18)	(5)
Non-GAAP Gross Profit	$2,010	$1,926	$1,999
GAAP Gross margin	57.2%	57.0%	57.1%
Non-GAAP Gross margin	58.5%	58.4%	58.0%
GAAP Research and development	$(601)	$(589)	$(548)
Restructuring	4	—	—
Share-based compensation	(53)	(51)	(45)
Other incidentals	(2)	(1)	(1)
Non-GAAP Research and development	$(550)	$(537)	$(502)
GAAP Selling, general and administrative	$(294)	$(274)	$(289)
PPA effects	(1)	—	(2)
Share-based compensation	(36)	(38)	(32)
Other incidentals	(4)	(2)	(27)
Non-GAAP Selling, general and administrative	$(253)	$(234)	$(228)
GAAP amortization of acquisition-related intangible assets	$(71)	$(81)	$(131)
PPA effects	(71)	(81)	(131)
Non-GAAP amortization of acquisition-related intangible assets	$—	$—	$—
GAAP Other income (expense)	$(7)	$—	$2
Other incidentals	(3)	—	—
Non-GAAP Other income (expense)	$(4)	$—	$2
GAAP Operating income (loss)	$992	$937	$1,001
PPA effects	(85)	(95)	(148)
Restructuring	4	—	—
Share-based compensation	(103)	(102)	(89)
Other incidentals	(27)	(21)	(33)
Non-GAAP Operating income (loss)	$1,203	$1,155	$1,271
GAAP Operating margin	28.9%	28.4%	29.1%
Non-GAAP Operating margin	35.0%	35.0%	36.9%
GAAP Financial income (expense)	$(75)	$(74)	$(98)
Foreign exchange gain (loss)	(3)	(3)	(2)
Other financial income (expense)	(7)	2	(5)
Non-GAAP Financial income (expense)	$(65)	$(73)	$(91)
GAAP Income tax benefit (provision)	$(123)	$(158)
Income tax effect	45	22
Non-GAAP Income tax benefit (provision)	$(168)	$(180)
GAAP Results relating to equity-accounted investees	$(2)	$(1)
Results relating to equity-accounted investees	(2)	(1)
Non-GAAP Results relating to equity-accounted investees	$—	$—
GAAP Net income (loss)	$792	$704
Less: Net income (loss) attributable to non-controlling interests	5	6
GAAP Net income (loss) attributable to stockholders	$787	$698

($ in millions)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022
GAAP Net income (loss) attributable to stockholders	$787	$698
PPA Effects	(85)	(95)
Restructuring	4	—
Share-based compensation	(103)	(102)
Other incidentals	(27)	(21)
Other adjustments	33	20
Non-GAAP Net income (loss) attributable to stockholders	$965	$896

GAAP Diluted earnings per share	$3.01	$2.67
Non-GAAP Diluted earnings per share	$3.70	$3.43

NXP Semiconductors
Table 5: Adjusted EBITDA and Free Cash Flow (unaudited)

($ in millions)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022
GAAP Net income (loss)	$792	$704	$750
Reconciling items to EBITDA (Non-GAAP)
Financial (income) expense	75	74	98
(Benefit) provision for income taxes	123	158	149
Depreciation	163	162	156
Amortization	110	119	165
EBITDA (Non-GAAP)	$1,263	$1,217	$1,318
Reconciling items to adjusted EBITDA (Non-GAAP)
Results of equity-accounted investees	2	1	4
Restructuring	(4)	—	—
Share-based compensation	103	102	89
Other incidental items	27	21	33
Adjusted EBITDA (Non-GAAP)	$1,391	$1,341	$1,444
Trailing twelve month adjusted EBITDA (Non-GAAP)	$5,384	$5,437	$5,299

($ in millions)	Three months ended
	October 1, 2023	July 2, 2023	October 2, 2022
Net cash provided by (used for) operating activities	$988	$756	$1,144
Net capital expenditures on property, plant and equipment	(200)	(200)	(281)
Non-GAAP free cash flow	$788	$556	$863
Trailing twelve month non-GAAP free cash flow	$2,568	$2,643	$2,510
Trailing twelve month non-GAAP free cash flow as percent of Revenue	20%	20%	19%